EXHIBIT 28.6

SCHEDULE OF EXCESS PRODUCT LIABILITY INSURANCE COVERAGE FOR ASBESTOS

Period       Insurance Company        Policy #        Policy Coverage

10/22/85 to  Public Service Mutual    05-35678        $  10,000,000.
8/11/86

10/22/84 to  Integrity Ins. Co.      1SX 117099       $  10,000,000.
10/22/85     (in liquidation)

9/10/84  to  Great Atlantic Ins. Co.   UL 9181            1,000,000.
11/8/84      (in liquidation)

   (No coverage for claims
    after 2/12/91)

7/30/83  to  Home Insurance Co.      HEC 141 7960        10,000,000.
9/1/84

7/30/82  to  Birmingham Fire         UM 607 2477          5,000,000
7/30/83      American Int'l Group

7/30/81  to  Birmingham Fire         UM 607 2433          5,000,000.
7/30/82      American Int'l Group

7/30/82  to  Firemen's Fund          XLX 137-11-13        5,000,000.
7/30/83

8/26/81  to  Firemen's Fund          XLX 144-00-48        5,000,000.
7/30/82

7/30/80  to  Firemen's Fund          XLB 142-72-62        5,000,000.
7/30/81

7/30/79  to  Firemen's Fund          XLB 140-96-30        5,000,000.
7/30/80

12/12/78 to  Firemen's Fund          XLB 132-67-66        5,000,000.
7/30/79

5/11/78  to  National Union          SE 1234542             500,000.
12/12/78

8/10/75  to  Public Service Mutual   05-11249             2,000,000.
8/10/77

8/10/72  to  North River             DCL008426            1,000,000.
6/1/73
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NOTE:  The above upon best information of the Company is applicable to
Eastco Industrial Safety Corp. This schedule is not intended to be inclusive of insurance coverage for all of the subsidiaries of the Company. These subsidiaries may have different coverage, with gaps and at times no coverage for periods of their doing business. No representation is made as to the extent of coverage, the aggregate coverage of any of the policies or the degree of protection available which the Company or its subsidiaries have on any of their insurance with respect to asbestos actions previously or subsequently instituted against the Company regarding the obligations of the above insurance companies to provide a legal defense and/or indemnification.